05-31-13
55075-1

LOAN PURCHASE AGREEMENT

THIS LOAN PURCHASE AGREEMENT ("**Agreement**") is entered into as of June 7, 2013 ("**Effective Date**"), by and between BDF TCI Mercer III, LLC, a Colorado limited liability company, having its principal office at 252 Clayton Street, Fourth Floor, Denver, Colorado 80206 ("**Seller**") and IORI Operating, Inc., a Nevada corporation, having its principal office at 1603 LBJ Freeway, Suite 800, Dallas, Texas 75234 ("**Purchaser**").

WITNESSETH

WHEREAS, Seller owns legal title to the Loan (defined in Article I below) executed by Borrower (defined in Article I below);

WHEREAS, Seller desires to sell the Loan to Purchaser on a whole-loan, servicing released basis, and otherwise in accordance with and subject to the terms of this Agreement;

WHEREAS, Seller, Transcontinental BDF III, LLC ("**Transcontinental**") and other parties thereto are entering into that certain Settlement and Release Agreement ("**Settlement Agreement**") with Transcontinental Lamar, Inc., a Nevada corporation ("**TL**") and IORI relating to a loan with an original principal amount of $4,823,250.00 currently held by Transcontinental, which Settlement Agreement is contingent upon the satisfactory completion of the terms of this Agreement, and a copy of which is attached hereto as **Exhibit A** and incorporated herein by reference.

WHEREAS, Purchaser desires to purchase the Loan in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual premises herein set forth and other valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings indicated below:

"**Business Day**" means any day other than a Saturday, Sunday or day on which the banks in the State of Texas are authorized or obligated by law to be closed.

"**Claim**" means any claim, demand, cause of action or other legal or administrative proceeding.

"**Closing**" means the execution and exchange of documents and monies to complete the sale of the Loan by Seller to Purchaser on the Closing Date and the satisfactory execution of the Settlement Agreement and performance of all of TL's obligations thereunder in accordance with the terms and conditions thereof.

"**Closing Date**" means the earlier of (i) the ninetieth (90th) day (or 120th day, if properly extended as provided in Section 2.3 below) following the Effective Date, or (ii) such other date as is mutually acceptable to Seller and Purchaser.

"**Environmental Laws**" means, without limitation, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement, together with their

implementing regulations, guidelines, rules or orders as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations, ordinances, rules or orders that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials.

"Extension Fee" shall have the meaning set forth in **Section 2.3.**

"First Deposit" shall have the meaning set forth in **Section 2.2.**

"Hazardous Materials" means petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

"Loan" means the loan in the original principal amount of $42,600,000.00 evidenced by promissory notes executed by TCI Mercer Crossing, Inc., a Nevada corporation (**"TCI"**) and Income Opportunity Realty Investors, Inc., a Nevada corporation (**"IORI"**, which with TCI is referred to as the **"Borrower"** in this Agreement), originally in favor of Metropolitan National Bank (**"Original Lender"**), which Loan was transferred to Seller.

"Loan Agreement" shall have the meaning ascribed to such term on the Schedule of Loan Documents.

"Loan Purchase Price" means Twenty-Nine Million Six Hundred Sixty-Three Thousand Two Hundred Seventy-Seven Dollars ($29,663,277.00).

"Loan Documents" means the documents identified on the Schedule of Loan Documents.

"Mortgage" means, collectively the Mercer Deed of Trust and the IORI Deed of Trust, as each is defined on the Schedule of Loan Documents, as same may be amended, modified or extended from time to time.

"Mortgage and Loan Document Assignment" has the meaning given that term in **Section 7.2(b)(ii)**, in substantially the form attached hereto as **Exhibit 7.2(b)(ii).**

"Mortgaged Property" means the land, building, other improvements, personal property and other collateral securing the Loan. The term "Mortgaged Property" shall apply to the Mortgaged Property relating to the Loan or to the aggregate Mortgaged Property relating to more than one Loan, as the context may require.

"Note" means the Note (as defined on the Schedule of Loan Documents), as same may be amended, modified or extended from time to time.

"Person" means an individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, or government or any agency or subdivision thereof.

"Personal Property" means all right, title and interest of Seller in and to all tangible personal property now or hereafter used in connection with the operation, ownership, maintenance, management, occupancy or improvement of the Real Property including without limitation: equipment; machinery; furniture; art work; furnishings; office equipment and supplies; and, whether stored on or offsite, all tools, supplies, and construction and finish materials not incorporated in the Improvements and held for repairs and replacements. The term "Personal Property" also shall include

any and all deposits, bonds or other security deposited or delivered by Seller with or to any and all governmental bodies, utility companies or other third parties in connection with the operation, ownership, maintenance, management, occupancy or improvement of the Real Property.

"Property" means all of Seller's interest in the Real Property, Personal Property and Intangible Property related thereto being sold hereby.

"Real Property" means the land described on Exhibit A to the Mortgage and Loan Assignment attached hereto as **Exhibit 7.2(b)(ii)**; all improvements and fixtures located thereon (**"Improvements"**); all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining to such real property; and all right, title, and interest of Seller in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such real property.

"Schedule of Loan Documents" means the Schedule of Loan Documents attached as Exhibit C to this Agreement.

"Second Deposit" has the meaning set forth in **Section 2.2.**

"Third Deposit" has the meaning set forth in **Section 2.2.**

"Third Parties" means any Person other than Seller or Purchaser.

"Total Amount Payable" has the meaning set forth in **Section 2.3(a).**

"UCC Financing Statement" means a financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

"Unpaid Principal Balance" means, with respect to the Loan, the unpaid principal balance of the Loan as of the Closing Date.

ARTICLE II

PURCHASE AND SALE OF THE LOAN

Section 2.1. **Purchase and Sale of the Loan Documents.** Subject to the terms, provisions and conditions of this Agreement, Seller hereby agrees to sell, assign and convey to Purchaser on the Closing Date, and Purchaser hereby agrees to purchase and accept from Seller, all of Seller's right, title and interest in and to the Loan Documents. The sale of Loan Documents shall be on as is, where is basis. On the Closing Date, Seller shall transfer the servicing rights for the Loan to Purchaser. Seller shall have no obligation to service the Loan after the Closing Date. Purchaser acknowledges and agrees that (i) the Loan Documents do not include any proceeds of the Loan Documents received by Seller either prior to the date of this Agreement or after the date of this Agreement, but prior to Closing; (ii) Seller hereby expressly reserves any and all proceeds of the Loan Documents received by Seller; and (iii) Purchaser hereby expressly waives any and all claims of Purchaser, Borrower, or any other party to any and all proceeds of the Loan Documents received by Lender.

Section 2.2. **Deposits**. On the Effective Date hereof, Purchaser shall deliver to Seller the sum of Two Hundred Fifty Thousand and no/100s Dollars ($250,000.00) (the **"First Deposit"**). On or before the thirtieth (30th) day after the Effective Date hereof, Purchaser shall deliver to Seller the additional sum of Two Hundred Fifty Thousand and no/100s Dollars ($250,000.00) (the **"Second Deposit"**). On or before the sixtieth (60th) day after the Effective Date hereof, Purchaser shall deliver to Seller the additional sum of

Two Hundred Fifty Thousand and no/100s Dollars ($250,000.00) (the "**Third Deposit**"). The First Deposit, Second Deposit and Third Deposit may be collectively referred to herein as the "**Deposit**". The Deposits, when made, shall be held by Seller, and shall not be applied to the Loan except as expressly provided in this Agreement, and shall be paid regardless of the payment of the Extension Fee. At Closing, the Deposit shall be applied toward the Total Amount Payable, but shall not reduce the outstanding amounts owed under the Note. Each Deposit shall be deemed fully earned when paid, and no Deposit shall be refundable to Purchaser.

Section 2.3. **Extension Deposit**. Provided that Purchaser is not and has not been in default under this Agreement prior to the date of exercise, Purchaser shall have a single option to extend the Closing Date one time for a period of thirty (30) days, following the payment of the Third Deposit to Seller. Such option to extend the Closing Date may be exercised by Purchaser by (i) providing written notice of such election to extend on or before the ninety (90) days after the Effective Date, and (ii) paying an extension fee of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the "**Extension Fee**") to Seller. If the extension is properly and timely exercised, the term "Deposit" shall be deemed to include the Extension Fee, and the Closing Date shall be the 120th day following the Effective Date hereof.

Section 2.4. **Amount Payable at Closing**. The total amount payable (the "**Total Amount Payable**") at Closing for the Loan Documents purchased under this Agreement shall be equal to the Loan Purchase Price less the Deposit less all monthly payments made by or on behalf of Borrower and actually received by Seller under the Loan during the term of this Agreement. The Total Amount Payable shall not be offset or adjusted on any other basis, including, without limitation, any amounts held in escrow by Seller under the Loan Documents (all such amounts, if any, to be retained by Seller). The Total Amount Payable shall be paid on the Closing Date in good funds via wire transfer by Purchaser to Seller's account as instructed in writing by Seller to Purchaser.

ARTICLE III

DUE DILIGENCE REVIEW

Section 3.1. **Availability of Materials**. Purchaser hereby represents and warrants to Seller as follows: (i) Purchaser is an affiliate of Borrower; (ii) Purchaser has acquired from Borrower and reviewed copies of all of the Loan Documents; (iii) Seller has delivered to Purchaser copies of all of all of the Loan Documents; (iv) Purchaser is fully aware of the condition of the Property, the terms of the Loan, and other due diligence matters that would customarily be reviewed by a purchaser of a loan.

Section 3.3. **Confidentiality; Publicity**. Purchaser will keep confidential any confidential information regarding the Loan Documents that have been provided to Purchaser and that is not otherwise publicly available (the "**Confidential Information**"); provided, however, that Purchaser shall be permitted to disclose the Confidential Information (i) to its affiliates and directors, officers, members, partners, investors, employees, agents, advisors (including, without limitation, financial advisors, legal counsel and accountants) and controlling persons who review the Confidential Information for the purpose of evaluating the transaction contemplated hereunder and who agree to maintain the confidentiality thereof, (ii) to the extent required by law or regulation, (iii) if it is or becomes generally known other than as a result of a disclosure by Purchaser, (iv) if it was within Purchaser's possession prior to its being furnished to the Purchaser by Seller or on Seller's behalf, or (v) if it becomes available to Purchaser on a non-confidential basis from a source other than Seller.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER; DISCLAIMER OF WARRANTY BY SELLER

Section 4.1. Purchaser makes the following representations and warranties for the benefit of Seller, each of which is true and correct on the date hereof and as of the Closing Date:

(a) **Authority; Binding on Purchaser; Enforceability.** Purchaser is duly organized, validly existing and in good standing in its jurisdiction of incorporation. Purchaser has corporate powers adequate for the making and performing of this Agreement, has taken all corporate action required to execute, deliver and perform this Agreement and to make all of the provisions of this Agreement the valid obligations they purport to be and has caused this Agreement to be duly executed and delivered by a duly authorized officer or officers of Purchaser.

(b) **Conflict with Existing Laws or Contracts.** The execution and delivery of this Agreement and all related documents and the performance of its obligations hereunder and thereunder and the compliance with the terms contained herein and therein by Purchaser do not violate Purchaser's certificate of formation or limited liability company agreement or conflict with any provision of any law or regulation to which Purchaser is subject, conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Purchaser is a party or by which Purchaser is bound or any order or decree applicable to Purchaser, or result in the creation or imposition of any lien on any of Purchaser's assets or property, any of which, in Purchaser's commercially reasonable judgment, would materially and adversely affect the ability of Purchaser to perform its obligations under this Agreement and all related documents; and Purchaser has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution, delivery and performance by Purchaser of this Agreement and all related documents.

(c) **Validity of Agreement.** This Agreement, assuming due authorization, execution and delivery by Seller, constitutes the valid, legal and binding obligations of Purchaser, enforceable against Purchaser in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(d) **Legal Action Against Purchaser.** There are no judgments, orders or decrees of any kind against Purchaser unpaid or unsatisfied of record or any legal action, suit or other legal or administrative proceeding pending, threatened or reasonably anticipated which could be filed before any court or by or before any other governmental or administrative agency or instrumentality which has, or is likely to have, any material adverse effect on (a) the business or assets or the condition, financial or otherwise, of Purchaser or (b) the ability of Purchaser to perform its obligations under this Agreement.

(e) **Bankruptcy or Debt of Purchaser; Financial Condition.** Purchaser has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Purchaser. No general assignment of Purchaser's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Purchaser or any of its property. Purchaser is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Purchaser insolvent. Purchaser will have as of the day each of the Deposits are due and on the Closing Date sufficient capital or net worth to meet its current obligations, including, without limitation, funds to pay the Total Amount Payable.

(f) **Decision to Purchase.** Purchaser is an affiliate of Borrower, and has detailed and in-depth knowledge of the Loan Documents and property secured thereby. Purchaser is a sophisticated investor and its decision to acquire the Loan is based upon its own independent evaluations of the Loan Documents, and other materials deemed relevant by Purchaser. Purchaser has made such independent investigations as Purchaser deems to be warranted as to the validity, enforceability and collectability of the Loan and the nature and value of the assets securing the Loan, and all other facts it deems material to its purchase and is entering into this Agreement solely upon the basis of that investigation and Purchaser's own judgment. Purchaser has not relied in entering into this Agreement upon any oral or written information from Seller, or any of Seller's employees, affiliates, agents, consultants, advisors or representatives, other than the representations and warranties of Seller specifically set forth herein. Purchaser further acknowledges that no employee, agent, consultant, advisor or representative of Seller has been authorized to make, and that Purchaser has not relied upon, any statement or representations other than those specifically contained in this Agreement. Without limiting the generality of the foregoing, Purchaser acknowledges and agrees that, except as expressly set forth in the Mortgage and Loan Document Assignment or in this Agreement, Purchaser is purchasing the Loan Documents "as is" and "where is" on the Closing Date and that Seller is making no representation or warranty, express or implied, and Purchaser has not relied on any representation or warranty, express or implied, regarding Borrower, any of the assets securing the Loan or any Mortgaged Property, including, without limitation, any representation or warranty with respect to (a) the business, financial condition or prospects of the Borrower, any Third Party (including any guarantor) or any tenants, (b) the physical condition of the Real Property or of any building, improvement, machinery, equipment or personal property comprising all or a part of any Mortgaged Property, (c) the leases, rents, income or expenses of any Mortgaged Property, (d) the enforceability, validity, transferability, currency or legality of any of the Loan Documents, (e) the compliance of the Borrower or Mortgaged Property with any environmental law (including but not limited to those pertaining to the use, handling, generating, treating, storing or disposing of any hazardous materials and/or petroleum product storage tanks, asbestos and/or lead paint and lead paint containing materials), and (f) the condition, value or collectability of any personal property, whether tangible or intangible securing the Loan.

Section 4.2. __Survival of Representations and Warranties.__ Each representation and warranty shall survive the Closing for a period of one (1) year and shall not merge into any document executed as part of the Closing, but instead shall be independently enforceable except to the extent expressly limited in this Agreement. In the event any representation or warranty made by Purchaser herein proves to be false or misleading in any respect, as determined by Seller in Seller's reasonable discretion, this Agreement shall, at Seller's option, automatically terminate and become of no force and effect and Seller shall have no further obligations or liability to Purchaser hereunder. In such event, the Deposit shall be deemed fully earned by Seller and shall not be refundable.

Section 4.4. __Disclaimer of Warranty by Seller__. PURCHASER ACKNOWLEDGES THAT IT HAS PREVIOUSLY PERFORMED EXAMINATIONS AND INVESTIGATIONS OF THE LOAN (INCLUDING WITHOUT LIMITATION, ANY LITIGATION FILED PRIOR TO THE EFFECTIVE DATE) PRIOR TO THE EFFECTIVE DATE, AND THAT PURCHASER WILL RELY SOLELY UPON SUCH EXAMINATIONS AND INVESTIGATIONS IN PURCHASING THE LOAN ODUCMENTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT PURCHASER IS PURCHASING THE LOAN DOCUMENTS "AS IS, WHERE IS" WITHOUT RECOURSE AND WITH ALL FAULTS AND THAT SELLER, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IS MAKING NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO

THE QUALITY, CONDITION OR VALUE OF THE LOAN, THE INCOME OR EXPENSES FROM OR OF THE LOAN OR THE PROPERTY, THE EXISTENCE, EXTENT, VALIDITY, PRIORITY OR PERFECTION OF THE MERCER DEED OF TRUST (AS DEFINED ON THE SCHEDULE OF LOAN DOCUMENTS), THE IORI DEED OF TRUST (AS DEFINED ON THE SCHEDULE OF LOAN DOCUMENTS), OR ANY OTHER LIEN OR SECURITY INTEREST THAT MAY APPEAR TO RELATE TO THE NOTE OR THE LOAN, OR THE COMPLIANCE OF THE LOAN OR PROPERTY WITH APPLICABLE BUILDING OR FIRE CODES OR OTHER LAWS OR REGULATIONS. WITHOUT LIMITING THE FOREGOING, SELLER NEITHER MAKES NOR HAS MADE ANY REPRESENTATION OR WARRANTY REGARDING THE PRESENCE OR ABSENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER OR ABOUT THE PROPERTY OR THE COMPLIANCE OR NONCOMPLIANCE OF THE PROPERTY WITH ANY LEGAL REQUIREMENT REGARDING HAZARDOUS SUBSTANCES, INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, THE SUPERFUND AMENDMENT AND REAUTHORIZATION ACT, THE RESOURCE CONSERVATION RECOVERY ACT, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL ENVIRONMENTAL PESTICIDES ACT, THE CLEAN WATER ACT, THE CLEAN AIR ACT, ANY SO CALLED FEDERAL, STATE OR LOCAL "SUPERFUND" OR "SUPERLIEN" STATUTE, OR ANY OTHER STATUTE, LAW, ORDINANCE, CODE, RULE, REGULATION, ORDER OR DECREE REGULATING, RELATING TO OR IMPOSING LIABILITY (INCLUDING STRICT LIABILITY) OR STANDARDS OF CONDUCT CONCERNING ANY HAZARDOUS SUBSTANCES (COLLECTIVELY, THE "HAZARDOUS SUBSTANCE LAWS"). FOR PURPOSES OF THIS AGREEMENT, THE TERM "HAZARDOUS SUBSTANCES" WILL INCLUDE, WITHOUT LIMITATION, THOSE ELEMENTS OR COMPOUNDS WHICH ARE CONTAINED ON THE LIST OF HAZARDOUS SUBSTANCES ADOPTED BY THE UNITED STATES ENVIRONMENTAL PROTECTION AGENCY AND THE LIST OF TOXIC POLLUTANTS DESIGNATED BY CONGRESS OR THE ENVIRONMENTAL PROTECTION AGENCY OR UNDER ANY HAZARDOUS SUBSTANCE LAWS. PURCHASER AGREES THAT SELLER IS NOT LIABLE FOR OR BOUND BY ANY GUARANTEES, PROMISES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE LOAN OR THE PROPERTY MADE OR FURNISHED BY ANY REAL ESTATE AGENT, BROKER, EMPLOYEE, SERVANT OR OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER. CLOSING UNDER THIS AGREEMENT WILL CONSTITUTE AN ACKNOWLEDGMENT AND AGREEMENT BY PURCHASER THAT THE LOAN WAS PURCHASED AND ACCEPTED AT CLOSING WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED AND OTHERWISE IN AN "AS IS", "WHERE IS", AND "WITH ALL FAULTS" CONDITION BASED SOLELY ON PURCHASER'S OWN INSPECTION AND, EXCEPT AS SET FORTH HEREIN, WITHOUT LIABILITY BY OR RECOURSE TO SELLER, TO ANY PREDECESSOR-IN-INTEREST TO SELLER AS THE ORIGINATOR OR HOLDER OF THE NOTE AND LOAN, TO ANY OF THE MEMBERS, MANAGERS, PARTNERS, MASTER SERVICERS, SPECIAL SERVICERS FOR SELLER OR ANY PREDECESSOR-IN-INTEREST TO SELLER AS THE ORIGINATOR OR HOLDER OF THE NOTE AND LOAN, OR TO ANY OF THEIR RESPECTIVE HEIRS, REPRESENTATIVES, SUCCESSORS AND ASSIGNS. PURCHASER FURTHER ACKNOWLEDGES THAT IN ACQUIRING THE LOAN, PURCHASER IS ASSUMING THE RISK OF FULL OR PARTIAL LOSS WHICH IS INHERENT WITH THE CREDIT, COLLATERAL AND COLLECTIBILITY RISKS ASSOCIATED WITH THE LOAN.

PURCHASER UNDERSTANDS THAT THE LOAN MAY BE IN DEFAULT AND MAY BE NON-PERFORMING, AND THAT PENDING PROCEEDINGS WITH THE UNITED STATES BANKRUPTCY CODE MAY HAVE BEEN FILED BY OR AGAINST BORROWER. THE PROVISIONS OF THIS SECTION WILL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR TERMINATION OF THIS AGREEMENT.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

Section 5.1. **Representations and Warranties by Seller.** In executing this Agreement, Seller represents and warrants to Purchaser that as of the date of this Agreement:

(a) Seller's execution, delivery and performance of this Agreement has been duly authorized by all requisite action and does not and will not violate Seller's constituent and organizational documents; and

(b) This Agreement constitutes Seller's legal, valid and binding obligation and is enforceable against Seller in accordance with its terms and does not and will not violate any law, rule, regulation, statute, order or decree applicable to Seller.

Seller makes no representations, covenants or warranties and expressly disclaims any and all representations, covenants and warranties, other than those expressly set forth herein and in the Mortgage and Loan Document Assignment.

Section 5.2. **Survival of Representations and Warranties.** Each representation and warranty contained in Section 5.1 shall survive the Closing and shall not merge into any document executed as part of the Closing, but instead shall be independently enforceable except to the extent expressly limited in this Agreement.

Section 5.3. **Disclaimer of Representations and Warranties.** Except as expressly set forth in Section 5.1 of this Agreement, Seller makes no representations, covenants or warranties and expressly disclaims any and all representations, covenants and warranties.

ARTICLE VI

COVENANTS OF SELLER AND BUYER

Section 6.1. **Document Handling.** From and after the Closing, for a period of seven (7) years, Seller shall have the continuing right, at Seller's cost, to use, inspect and make copies of, any documents or records transferred to Purchaser hereunder, upon Seller's reasonable notice to Purchaser.

Section 6.2. **Servicing of the Loan.** Seller has entered into a servicing agreement with Wells Fargo Bank, National Association ("Servicer") dated December 28, 2012 (the "Servicing Agreement") to service and administer the Loan, and Seller will keep the Servicing Agreement in place until the Closing Date. Purchaser shall notify Seller of whether or not it desires that the Servicing Agreement remain in place following the Closing, and if so, the cost of the Servicing Agreement shall be prorated at Closing between Purchaser and Seller. Without the prior written consent of Purchaser, not to be unreasonably withheld or delayed, Seller shall not, from the date hereof until the Closing Date, except as required by law or orders of court, unless required by the terms of the Loan Documents or required pursuant

to previously negotiated settlements or similar contracts: (i) release any collateral or any party from any liability on or with respect to any of the Loan, (ii) sell or encumber, or contract to sell or encumber, or enter into any easement, restriction, reservation or covenant of record encumbering the Loan, or any portion thereof or any interest therein, or (iii) subordinate the Loan. Purchaser hereby acknowledges and agrees that Seller has not waived, and hereby expressly reserves, the right to exercise any and all rights, remedies and recourses of lender under the Loan Documents, without notice to or the consent of Purchaser.

Section 6.3. Use of Seller's Name; Publicity.

(a) Purchaser will not portray itself as Seller's agent, partner, or joint venturer with respect to the Loan. However, Purchaser may use the name of Seller solely for purposes of (i) identifying an account in communications with the Borrower, Servicer and others in order to service the Loan, or (ii) for purposes of disclosing as assignee of Seller in any foreclosure or other litigation matter involving the Loan. In contacting the Borrower or filing suit, Purchaser will not state or represent in any way that Purchaser is contacting the Borrower or filing suit for or on behalf of Seller or that Seller will take any action with regard to the Loan or the Borrower.

(b) Neither party shall issue any press release, publicity statement or other public notice without the prior written consent of the other party, except that neither party shall be precluded from making such filings or giving such notices as may be required by law or the rules of any stock exchange.

Section 6.4. Survival. The provisions of this Article VI shall survive the Closing.

ARTICLE VII

CLOSING

Section 7.1. Closing. The Closing shall take place at the offices of Seller or at such other place as Seller and Purchaser shall mutually agree, on or before 4:00 p.m. Central Time on the Closing Date. Seller and Purchaser agree that time is of the essence with respect to the performance of each of their obligations hereunder.

Section 7.2. Closing Date.

(a) On the Closing Date, Purchaser shall, prior to 4:00 pm Central Time, pay the Total Amount Payable, as adjusted herein, to Seller in immediately available funds by wire transfer in accordance with Seller's instructions.

(b) At Closing, Seller shall deliver to Purchaser the following documents:

(i) the original Note, assigned without recourse (such assignment may, at Seller's sole option, be by separate allonge in substantially the form of **Exhibit 7.2(b)(i)** attached hereto);

(ii) an executed Mortgage and Loan Document Assignment for the Loan substantially in the form of **Exhibit 7.2(b)(ii)** which shall be recorded in the county in which the Mortgage is recorded;

(iii) assignments of UCC Financing Statements in proper form for recording or filing in the applicable jurisdictions, for any UCC Financing Statements described in the Schedule of Loan Documents;

(iv) if so requested in writing by Purchaser no later than thirty (30) days prior to the Closing Date, a termination of the Servicing Agreement with Servicer, or if Purchaser elects to retain the Servicing Agreement, an assignment of same in form reasonably acceptable to Purchaser, Seller and Servicer; and

(v) A Foreign Investment in Real Property Tax Act affidavit executed by Seller.

Section 7.3. **Transfer and Recordation Taxes; Responsibility for Recording.** Purchaser shall be responsible for the recording of any transfer documents, including the Mortgage and Loan Document Assignment. Purchaser shall also be solely responsible for, shall pay when due and payable, and shall indemnify and hold Seller harmless with respect to, all conveyance, transfer, filing and recording fees, taxes, costs and expenses, and any documentary taxes, if any, with respect to the filing or recording of any document or instrument arising out of the sale, assignment and transfer of the Loan Documents contemplated hereby.

Section 7.4. **Closing Expenses.** Purchaser shall be solely responsible for its own attorneys' fees and the expenses of any and all title searches or bring downs and other due diligence Purchaser may desire. Seller shall be solely responsible for its own attorneys' fees. Except as otherwise provided in this Section, all other expenses hereunder shall be paid by the party incurring such expenses.

ARTICLE VIII

POST-CLOSING SERVICING AND ASSUMPTIONS

Section 8.1. **Purchaser's Assumptions.** Effective upon the occurrence of Closing (if and when Closing occurs), Seller agrees to delegate to Purchaser, and Purchaser agrees to assume and to perform faithfully all of Seller's duties, obligations and liabilities accruing on or after the Closing in respect to the Loan, subject to the terms of this Agreement, as of the Closing Date, after which time Seller is hereby discharged of all such liabilities and obligations. Such duties, obligations and liabilities include, without limitation; (a) all obligations and responsibilities of servicing the Loan; (b) all of Seller's obligations under each and every contract of insurance or guaranty then existing in respect to the Loan; and (c) all obligations of the holder of the Loan in respect of any amounts escrowed by Borrower under the Loan Documents (all such amounts, if any, to be retained by Seller).

Section 8.2. **Insurance with Respect to the Loan.** Purchaser shall be solely responsible for having itself substituted as loss payee or additional insured on all hazard or mortgage insurance in regard to the Loan in which Seller is listed as a loss payee or additional insured on the Closing Date; and any loss after the Closing Date to Borrower or to Purchaser or to the value or collectability of the Loan or the related Loan Documents or the value of any Property that arises either by reason of the termination or expiration of any such insurance, or of Purchaser's failure to identify itself as loss payee or additional insured, is the sole responsibility of Purchaser.

Section 8.3. **Survival.** The provisions of this **Article VIII** shall survive the Closing.

ARTICLE IX

DEFAULTS AND INDEMNIFICATION

Section 9.1. Defaults, Seller's Right to Cure.

(a) Subject to the limitations set forth in **Article V**, in the event of a material breach by Seller of any representation or warranty contained in this Agreement resulting in a default by Seller under this Agreement, Seller shall have a period of 60 days after written notice by Purchaser to cure such breach, and Closing shall be extended accordingly. Such written notice from Purchaser shall contain detailed information regarding the basis for such request. Seller will use commercially reasonable efforts to cure such breach, but if, notwithstanding such commercially reasonable efforts, Seller is unable to substantially cure or correct such breach within the 60-day period, at Purchaser's option, Purchaser may elect to (i) waive the breach and proceed to Closing, or (ii) terminate this Agreement and the Deposit and any Extension Fee shall be returned to Purchaser.

(b) If Purchaser (i) defaults on the Closing Date in its obligation to purchase the Loan Documents in violation of this Agreement, (ii) fails to deposit any of the Deposits when due, or (iii) materially breaches any representation or covenant under this Agreement (other than the defaults specified in the foregoing clause (i) or clause (ii)) and does not cure such breach within seven (7) days after written notice thereof from Seller (but in no event beyond the Closing Date), then (i) Seller may retain the Deposit and Extension Fee paid by Purchaser as full and complete liquidated damages, and as the exclusive and sole right and remedy of Seller, and (ii) the Deposit and Extension Fee shall not be applied to the principal balance of the Note. Upon payment of the Deposit and Extension Fee to Seller pursuant to this **Section 9.1**, this Agreement shall terminate and neither party shall have any further obligations or liabilities to the other party, except for obligations that expressly survive termination of this Agreement. Seller and Purchaser acknowledge that Seller's actual damages caused by Purchaser's default in its obligation to proceed to Closing would be difficult to determine precisely and that the Deposit, as liquidated damages, is a fair and reasonable approximation. Purchaser hereby waives and releases any rights it may have against Seller or Borrower for the payment of such amounts and application thereof to the Loan balances.

Section 9.2. PURCHASER'S INDEMNIFICATION. **PURCHASER SHALL INDEMNIFY, DEFEND AND HOLD SELLER HARMLESS, FROM AND AGAINST ANY AND ALL THIRD PARTY CLAIMS, DEMANDS, LOSSES, DAMAGES, PENALTIES, FINES, FORFEITURES, JUDGMENTS, LEGAL FEES AND ANY OTHER COSTS, FEES, AND EXPENSES INCURRED BY SELLER ASSERTED BY BORROWER, ANY GUARANTOR OF THE LOAN, ANY AFFILIATE OF BORROWER, ANY AFFILIATE OF PURCHASER, OR ANY THIRD-PARTY IN CONNECTION WITH (I) THE MATERIAL INACCURACY OF ANY OF PURCHASER'S REPRESENTATIONS OR WARRANTIES HEREIN, (II) THE MATERIAL BREACH OF ANY OF PURCHASER'S COVENANTS HEREIN, OR (III) ANY CLAIM BY BORROWER OR GUARANTOR REGARDING ENFORCEMENT, SERVICING OR ADMINISTRATION OF THE LOAN AND LOAN DOCUMENTS BY PURCHASER OR ANY PERSON ON ITS BEHALF FOLLOWING THE CLOSING.**

Section 9.3. Waiver by Purchaser. Purchaser, on behalf of Purchaser and all of Purchaser's successors and assigns, hereby absolutely and unconditionally waives and releases any and all claims, liabilities or obligations now or hereafter existing against Seller under the Loan Documents, and otherwise with respect to the Loan, including without limitation, any liability of Seller in connection with the endorsement of the Note and the transfer of the Loan Documents.

Section 9.4. Procedure for Indemnification. Seller shall give to Purchaser prompt of any written notice of any claim or loss for which Purchaser is obligated to indemnify Seller within not more than

ten (10) business days after receipt of notice of any such claim or loss. Purchaser shall have the right to assume the defense of any and all claims for which indemnification is sought hereunder with counsel selected by Seller, and Seller agrees to cooperate with Purchaser in any such defense. If the amount of any such claim or loss shall, at any time subsequent to payment pursuant to this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by Purchaser to Seller.

ARTICLE X

NOTICES

Section 10.1. Notices. Unless otherwise provided for herein, notices and other communications required or permitted hereunder shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given to (a) Seller, upon signed acknowledgement of Seller; or (b) Purchaser (i) when delivered but no later than the second Business Day following mailing sent by overnight mail or overnight courier, (ii) when delivered, if sent by facsimile and receipt is confirmed by telephone, or (iii) when received, if sent by e-mail and an e-mail confirming receipt is sent by the recipient, in each case to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

PURCHASER: IORI Operating, Inc.
1603 LBJ Freeway #800
Dallas, Texas 75234
Attn: General Counsel

SELLER: BDF TCI MERCER III, LLC
252 Clayton Street, Fourth Floor
Denver, CO 80206
Attn: Robert Jacobs

The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication within any corporation or firm to the persons designated to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.1. Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

Section 11.2. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 11.3. Waiver. Any term, condition or provision of this Agreement may be waived at any time but only in writing by the party which is entitled to the benefits thereof.

Section 11.4. **Headings.** The headings and Section references contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

Section 11.5. **Construction.** Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun, pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender and references to a particular Section, or Exhibit shall be deemed to mean the particular Section of this Agreement or Exhibit attached hereto, respectively.

Section 11.6. **Assignment.** This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Exhibits hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors, and assigns. Notwithstanding the foregoing, Purchaser shall not assign its rights under this Agreement to any party without the prior written consent of Seller, which may be withheld by Seller in its sole discretion, but even if Seller gives consent to any such assignment, no such assignment shall release Purchaser from its obligations under this Agreement.

Section 11.7. **Prior Understandings; Integrated Agreement.** This Agreement supersedes any and all prior discussions and agreements (written or oral) between Seller and Purchaser with respect to the purchase of the Loan and other matters contained herein, and this Agreement contains the sole, final and complete expression and understanding between Seller and Purchaser with respect to the transactions contemplated herein.

Section 11.8. **Counterparts.** This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

Section 11.9. **Governing Law; Jurisdiction; and Venue.**

(a) This Agreement shall be construed, and the rights and obligations of the parties hereunder determined, in accordance with the substantive laws of the State of Texas, without regard to its conflict-of-laws principles.

(b) For the purposes of any suit, action or proceeding involving this Agreement, the parties hereby expressly submit to the jurisdiction of all federal and state courts sitting in the State of Texas and consent that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, the parties agree that such courts shall have the exclusive jurisdiction over any such suit, action or proceeding commenced by either or both of said parties. In furtherance of such agreement, the parties agree upon the request of any Seller to discontinue (or agree to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction.

(c) Purchaser hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the State of Texas and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 11.10. **No Third-Party Beneficiaries; No Broker.** No person, firm or other entity other than Seller and Purchaser and their permitted successors assigns, shall have any rights or claims under this

Agreement; provided, however, that Purchaser's successors and/or assigns shall not be entitled to the benefit of any of Seller's representations and warranties as to the Loan and the specific remedies provided in this Agreement for breach thereof. Purchaser and Seller each represent to the other that it has not dealt with any broker, finder or other party entitled to a commission or other compensation or which was instrumental or had any role in bringing about the sale of the Loan. Seller and Purchaser each agree that should any claim be made for a commission, finder's fee or other compensation by any other broker, finder or other party who alleges to have had dealings or negotiations with Purchaser or Seller in breach of the foregoing representation, the party who is alleged to have breached such representation shall hold the other party free and harmless from any and all claims, liabilities, losses, damages, costs of expenses as a result of a breach of the foregoing representation, including, without limitation, reasonable attorneys' fees and expenses, in connection therewith. Notwithstanding any provision of this Agreement to the contrary, the representation and indemnity of Purchaser and Seller set forth in this Section 11.10 shall survive the Closing or the termination of this Agreement.

Section 11.11. Waiver Of Trial By Jury. SELLER AND PURCHASER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL, AT THE OPTION OF SELLER, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASER:

IORI OPERATING, INC.,
a Nevada corporation

By: [signature]
Name: Steven A. Sheldon
Title: Vice President

SELLER:

BDF TCI MERCER III, LLC,
a Colorado limited liability company

By: Broe Debt Fund III, LLC,
a Delaware limited liability company,
its Managing Member

By: Admiral Fund Managing Member, LLC,
a Colorado limited liability company,
its Managing Member

By: ______________________________
Name: Robert Jacobs
Title: Manager

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASER:

IORI OPERATING, INC.,
a Nevada corporation

By: ____________________
Name: ____________________
Title: ____________________

SELLER:

BDF TCI MERCER III, LLC,
a Colorado limited liability company

By: Broe Debt Fund III, LLC,
a Delaware limited liability company,
its Managing Member

By: Admiral Fund Managing Member, LLC,
a Colorado limited liability company,
its Managing Member

By: ____________________
Name: Robert Jacobs
Title: Manager